UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com //FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson: 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Fourth Quarter 2010 Earnings of $19.0 Million and Full-Year 2010 Earnings of $91.0 Million

Selected fourth quarter financial highlights:

·	Total loans increased 6.2 percent to $4.6 billion

·	Nonperforming loans remained flat at 0.55 percent of total loans

·	Noninterest-bearing deposits represented 32.0 percent of total deposits

·	Total deposits increased 5.8 percent to $9.0 billion

·	Noninterest income increased 13.6 percent to $94.8 million

·	Total Assets Under Management were $27.9 billion, up 97.5 percent

·	Tier 1 capital ratio remains strong at 11.3 percent

Kansas City, Mo. (January 26, 2011) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended December 31, 2010 of $19.0 million or $0.48 per share ($0.47 diluted). This is a decrease of $4.8 million, or 20.2 percent, compared to fourth quarter 2009 earnings of $23.9 million or $0.59 per share ($0.59 diluted). Earnings for the year ended December 31, 2010 were $91.0 million or $2.27 per share ($2.26 diluted). This is an increase of $1.5 million, or 1.7 percent, compared to the prior year-to-date earnings of $89.5 million or $2.22 per share ($2.20 diluted).

“2010 marked another strong year with record revenue, strategic acquisitions, and consistency in earnings and balance sheet strength, demonstrating performance against our strategies as a diversified financial services company,” said Mariner Kemper, Chairman and Chief Executive Officer. “For the fourth quarter, total revenue represents a 7.7 percent increase and noninterest income increased 13.6 percent compared to the fourth quarter 2009. While expenses were up in the fourth quarter mostly due to acquisition-related expenses, we remain pleased with the performance of our multiple fee businesses. Loan balances were up 6.2 percent at the end of the quarter, and our credit quality has remained solid, even as the external environment proved challenging. As the economy improves, we expect to achieve even greater operating leverage from the investments we have made in our company. ”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2010 increased $1.1 million, or 1.4 percent, compared to the same period in 2009. Average earning assets increased by $1.0 billion, or 10.9 percent, compared to the fourth quarter of 2009. This increase was due to an $821.9 million, or 17.8 percent, increase in average total securities, including trading securities. Net interest margin decreased 29 basis points to 3.12 percent for the three months ended December 31, 2010 compared to the same quarter in 2009.

Noninterest Income and Expense

Noninterest income increased $11.3 million, or 13.6 percent, for the three months ended December 31, 2010 compared to the same period in 2009. This increase is primarily attributed to increased trust and securities processing income of $11.9 million, or 34.7 percent, for the three months ended December 31, 2010 compared to the same period in 2009. The increase in trust and securities processing income was primarily due to a $4.0 million, or 40.3 percent, increase in advisory fee income from the Scout Funds, a $1.9 million, or 12.8 percent, increase in fund administration and custody services, and a $4.1 million, or 336.1 percent, increase in fees related to institutional and personal investment management services. Bankcard fees increased $2.7 million, or 23.3 percent, compared to the fourth quarter of 2009 from increased processing fee income. Trading and investment banking fees increased $2.8 million, or 46.9 percent, for the fourth quarter compared to the same period in 2009. These increases were offset by a decrease in service charges on deposits of $3.4 million, or 16.1 percent, compared to the fourth quarter of 2009 primarily related to lower return item income of $3.5 million, or 42.3 percent. Gains of $1.0 million on securities available for sale were recognized in the fourth quarter of 2010 compared to $4.5 million during the same period in 2009.

Noninterest expense increased $18.7 million, or 15.6 percent, for the three months ended December 31, 2010 compared to the same period in 2009. The primary driver of this increase is higher salary and benefits expense of $9.3 million, or 14.8 percent, due to higher base salary, commission, and health insurance costs. Of this increase in salary and benefits expense, approximately $3.1 million, or 33.3 percent, is related to salary and benefits from acquisitions. Legal and consulting fees increased $2.2 million, or 68.1 percent, and amortization of intangible assets increased $1.6 million, or 86.8 percent, compared to the fourth quarter of 2009. These increases are largely driven by acquisition activity in 2010 compared to 2009. Business development expenses increased $1.7 million, or 42.9 percent, due to timing of various marketing campaigns during the fourth quarter of 2010 compared to 2009.

“During the fourth quarter we closed on our acquisition of Reams Asset Management, bringing Scout Investments’ assets under management to $19.8 billion and total company assets under management to $27.9 billion. Noninterest income growth continues to be driven by revenue from our asset management and asset servicing businesses, plus fee income from our card services and health care services businesses,” said Peter deSilva, President and Chief Operating Officer. “We are very pleased with the performance of these businesses and we look forward to achieving additional operating leverage in 2011.”

Balance Sheet

Average total assets for the three months ended December 31, 2010 were $11.6 billion compared to $10.3 billion for the same period in 2009, an increase of $1.2 billion, or 11.7 percent. Average earning assets increased by $1.0 billion for the period, or 10.9 percent.

Actual loan balances on December 31, 2010 were $4.6 billion, an increase of $269.0 million, or 6.2 percent, compared to 2009. Real estate loans increased $170.1 million, or 9.5 percent, due to increases in commercial real estate and home equity loans. Commercial loans increased $81.0 million, or 4.1 percent. Average loan balances for the three months ended December 31, 2010 increased $272.2 million, or 6.3 percent compared to the same period in 2009.

Nonperforming loans increased to $25.1 million at December 31, 2010 from $23.3 million at December 31, 2009. As a percentage of loans, nonperforming loans increased to 0.55 percent as of December 31, 2010 compared to 0.54 percent at December 31, 2009. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of September 30, 2010 was 4.04 percent. The company’s allowance for loan losses totaled $74.0 million, or 1.61 percent of loans as of December 31, 2010 compared to $64.1 million, or 1.49 percent of loans as of December 31, 2009.

For the three months ended December 31, 2010, average securities, including trading securities, totaled $5.4 billion. This is an increase of $821.9 million, or 17.8 percent, from the same period in 2009.

Average total deposits increased $1.0 billion, or 12.9 percent, to $8.8 billion for the three months ended December 31, 2010 compared to the same period in 2009. Average money market accounts increased by $494.8 million, or 33.9 percent, in 2010 as compared to 2009. Average noninterest-bearing demand deposits increased $458.2 million, or 18.4 percent, compared to 2009. Total deposits as of December 31, 2010 were $9.0 billion, compared to $8.5 billion at December 31, 2009, a 5.8 percent increase. Also, as of December 31, 2010, noninterest-bearing demand deposits were 32.0 percent of total deposits.

“The growth in our balance sheet underscores our strengths and positive performance,” said Mike Hagedorn, Chief Financial Officer. “Average earning assets increased by $1.0 billion, or 10.9 percent, for the quarter. Deposits increased as well, as did equity. Increased expenses during the quarter indicate we are following our strategy to acquire quality fee businesses. More importantly, we have remained in a position to make acquisitions throughout the recent economic cycle without raising dilutive capital from external sources while maintaining strong capital ratios.”

As of December 31, 2010, UMB had total shareholders’ equity of $1.1 billion, an increase of 4.5 percent over December 31, 2009.

Year-to-Date

Earnings for the year ended December 31, 2010 were $91.0 million or $2.27 per share ($2.26 diluted). This is an increase of $1.5 million, or 1.7 percent, compared to the prior year-to-date earnings of $89.5 million or $2.22 per share ($2.20 diluted).

Net interest income for the year ended December 31, 2010 increased $7.6 million, or 2.5 percent, compared to the same period in 2009. Net interest margin decreased to 3.21 percent for the year ended December 31, 2010 as compared to 3.43 percent for the same period in 2009.

Noninterest income increased $50.2 million, or 16.2 percent, to $360.4 million for the year ended December 31, 2010 as compared to the same period in 2009. The increase is primarily attributable to higher trust and securities processing income and higher bankcard fees. Trust and securities processing income increased $39.8 million, or 33.0 percent, for year-to-date December 31, 2010 as compared to the same period in 2009. Bankcard fees increased $9.5 million, or 20.9 percent.

Noninterest expense increased $52.0 million, or 11.3 percent, for the year ended December 31, 2010 compared to the same period in 2009. Salary and employee benefit expense increased by $26.4 million, or 11.0 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees increased $10.0 million, or 28.3 percent, due to increased third-party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

The company plans to host a conference call to discuss its 2010 fourth quarter and year-end earnings results on January 26, 2011, at 8:30 a.m. (CST). Interested parties may access the call by dialing (toll-free) 877-941-6010 or (U.S.) 480-629-9772. The call can also be accessed by the Web link to the live call or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until February 5, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4398639#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 128 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	December 31,
Assets	2010	2009

Loans	$4,583,683	$4,314,705
Allowance for loan losses	(73,952)	(64,139)

Net loans	4,509,731	4,250,566

Loans held for sale	14,414	17,523
Investment securities:
Available for sale	5,613,047	4,885,788
Held to maturity	63,566	56,986
Trading securities	42,480	38,214
Federal Reserve Bank Stock and other	23,011	22,732

Total investment securities	5,742,104	5,003,720

Federal funds and resell agreements	235,176	329,765
Interest-bearing due from banks	848,598	1,057,195
Cash and due from banks	356,092	458,093
Bank premises and equipment, net	219,727	217,642
Accrued income	76,653	64,949
Goodwill	211,114	131,356
Other intangibles	92,297	47,462
Other assets	99,026	85,084

Total assets	$12,404,932	$11,663,355

Liabilities
Deposits:
Noninterest-bearing demand	$2,888,881	$2,775,222
Interest-bearing demand and savings	4,445,798	3,904,268
Time deposits under $100,000	693,600	772,040
Time deposits of $100,000 or more	1,000,462	1,082,958

Total deposits	9,028,741	8,534,488

Federal funds and repurchase agreements	2,084,342	1,927,607
Short-term debt	35,220	29,514
Long-term debt	8,884	25,458
Accrued expenses and taxes	145,458	107,896
Other liabilities	41,427	22,841

Total liabilities	11,344,072	10,647,804

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	718,306	712,774
Retained earnings	623,415	562,748
Accumulated other comprehensive income	25,465	40,454
Treasury stock	(361,383)	(355,482)

Total shareholders' equity	1,060,860	1,015,551

Total liabilities and shareholders' equity	$12,404,932	$11,663,355

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2010	2009	2010	2009

Loans	$ 55,783	$54,492	$221,797	$215,305
Securities:
Taxable interest	22,109	26,079	90,409	106,474
Tax-exempt interest	7,822	7,634	29,497	29,376

Total securities income	29,931	33,713	119,906	135,850
Federal funds and resell agreements	22	35	159	263
Interest-bearing due from banks	814	1,114	3,914	4,078
Trading securities	231	150	731	721

Total interest income	86,781	89,504	346,507	356,217

Interest Expense
Deposits	7,462	11,263	33,447	49,919
Federal funds and repurchase agreements	545	358	2,017	2,001
Other	(13)	174	430	1,312

Total interest expense	7,994	11,795	35,894	53,232

Net interest income	78,787	77,709	310,613	302,985
Provision for loan losses	7,400	11,500	31,510	32,100

Net interest income after provision for loan losses	71,387	66,209	279,103	270,885

Noninterest Income
Trust and securities processing	46,326	34,380	160,356	120,544
Trading and investment banking	8,757	5,962	29,211	26,587
Service charges on deposits	17,504	20,864	77,617	83,392
Insurance fees and commissions	1,025	1,090	5,565	4,800
Brokerage fees	1,666	1,679	6,345	7,172
Bankcard fees	14,250	11,560	54,804	45,321
Gains on sale of securities available for sale, net	1,045	4,540	8,315	9,737
Other	4,182	3,350	18,157	12,623

Total noninterest income	94,755	83,425	360,370	310,176

Noninterest Expense
Salaries and employee benefits	72,364	63,032	267,213	240,819
Occupancy, net	9,244	9,062	36,251	34,760
Equipment	11,729	11,464	44,934	47,645
Supplies and services	4,632	4,503	18,841	20,237
Marketing and business development	5,787	4,049	18,348	15,446
Processing fees	11,689	10,663	45,502	35,465
Legal and consulting	5,546	3,300	14,046	10,254
Bankcard	4,872	3,752	16,714	14,251
Amortization of other intangibles	3,459	1,852	11,142	6,169
Regulatory fees	3,474	3,004	13,448	15,675
Other	5,689	5,126	26,183	19,864

Total noninterest expense	138,485	119,807	512,622	460,585

Income before income taxes	27,657	29,827	126,851	120,476
Income tax provision	8,626	5,969	35,849	30,992

Net income	$ 19,031	$23,858	$91,002	$89,484

Per Share Data
Net income - basic	$ 0.48	$0.59	$2.27	$2.22
Net income - diluted	0.47	0.59	2.26	2.20
Dividends	0.195	0.185	0.755	0.71
Weighted average shares outstanding	40,037,130	40,091,335	40,071,751	40,324,437

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	89,484	-	-	89,484
Change in unrealized gains on
securities	-	-	-	(651)	-	(651)

Total comprehensive income						88,833
Cash dividends ($0.71 per share)	-	-	(28,809)	-	-	(28,809)
Purchase of treasury stock	-	-	-	-	(26,894)	(26,894)
Issuance of equity awards	-	(1,457)	-	-	1,589	132
Recognition of equity based
compensation	-	5,313	-	-	-	5,313
Net tax benefit related to equity
compensation plans	-	191	-	-	-	191
Sale of treasury stock	-	419	-	-	215	634
Exercise of stock options	-	496	-	-	844	1,340

Balance – December 31, 2009	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	91,002	-	-	91,002
Change in unrealized gains on
securities	-	-	-	(14,989)	-	(14,989)

Total comprehensive income						76,013
Cash dividends ($0.755 per share)	-	-	(30,335)	-	-	(30,335)
Purchase of treasury stock	-	-	-	-	(8,879)	(8,879)
Issuance of equity awards	-	(1,673)	-	-	1,798	125
Recognition of equity based
compensation	-	5,953	-	-	-	5,953
Net tax benefit related to equity
compensation plans	-	152	-	-	-	152
Sale of treasury stock	-	540	-	-	298	838
Exercise of stock options	-	560	-	-	882	1,442

Balance – December 31, 2010	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Year Ended December 31,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,490,587	4.95%	$4,383,551	4.92%
Securities:
Taxable	3,964,661	2.28	3,432,373	3.10
Tax-exempt	1,067,689	4.28	916,302	4.98

Total securities	5,032,350	2.71	4,348,675	3.50
Federal funds and resell agreements	44,383	0.36	54,069	0.49
Interest-bearing due from banks	593,518	0.66	492,915	0.83
Trading securities	41,489	1.91	33,503	2.39

Total earning assets	10,202,327	3.56	9,312,713	4.00
Allowance for loan losses	(69,087)		(57,291)
Other assets	974,993		855,233

Total assets	$11,108,233		$10,110,655

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,656,508	0.59%	$5,211,569	0.96%
Federal funds and repurchase agreements	1,409,349	0.14	1,351,206	0.15
Borrowed funds	42,313	1.02	51,857	2.53

Total interest-bearing liabilities	7,108,170	0.50	6,614,632	0.80
Noninterest-bearing demand deposits	2,795,458		2,372,456
Other liabilities	137,733		116,976
Shareholders' equity	1,066,872		1,006,591

Total liabilities and shareholders' equity	$11,108,233		$10,110,655

Net interest spread		3.06%		3.20%
Net interest margin		3.21		3.43

		Three Months Ended December 31,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,606,019	4.81%	$4,333,799	5.00%
Securities:
Taxable	4,162,658	2.11	3,577,638	2.89
Tax-exempt	1,219,440	3.95	996,292	4.73

Total securities	5,382,098	2.52	4,573,930	3.29
Federal funds and resell agreements	23,066	0.38	44,417	0.31
Interest-bearing due from banks	517,048	0.62	551,891	0.80
Trading securities	48,039	2.12	34,286	1.91

Total earning assets	10,576,270	3.42	9,538,323	3.90
Allowance for loan losses	(72,880)		(62,155)
Other assets	1,058,717		871,345

Total assets	$11,562,107		$10,347,513

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,873,330	0.50%	$5,327,009	0.84%
Federal funds and repurchase agreements	1,441,146	0.15	1,311,829	0.11
Borrowed funds	38,900	(0.13)	49,945	1.38

Total interest-bearing liabilities	7,353,376	0.43	6,688,783	0.70
Noninterest-bearing demand deposits	2,947,452		2,489,266
Other liabilities	170,240		142,437
Shareholders' equity	1,091,039		1,027,027

Total liabilities and shareholders' equity	$ 11,562,107		$10,347,513

Net interest spread		2.99%		3.20%
Net interest margin		3.12		3.41

FOURTH QUARTER 2010
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2010	2009

Net interest income	$310,613	$302,985
Provision for loan losses	31,510	32,100
Noninterest income	360,370	310,176
Noninterest expense	512,622	460,585
Income before income taxes	126,851	120,476
Net income	91,002	89,484
Net income per share - Basic	2.27	2.22
Net income per share - Diluted	2.26	2.20
Return on average assets	0.82%	0.89%
Return on average equity	8.53%	8.89%

Three Months Ended December 31

Net interest income	$78,787	$77,709
Provision for loan losses	7,400	11,500
Noninterest income	94,755	83,425
Noninterest expense	138,485	119,807
Income before income taxes	27,657	29,827
Net income	19,031	23,858
Net income per share - Basic	0.48	0.59
Net income per share - Diluted	0.47	0.59
Return on average assets	0.65%	0.91%
Return on average equity	6.92%	9.22%

At December 31

Assets	$12,404,932	$11,663,355
Loans, net of unearned interest	4,583,683	4,314,705
Securities	5,742,104	5,003,720
Deposits	9,028,741	8,534,488
Shareholders' equity	1,060,860	1,015,551
Book value per share	26.24	25.11
Market price per share	41.44	39.35
Equity to assets	8.55%	8.71%
Allowance for loan losses	$73,952	$64,139
As a % of loans	1.61%	1.49%
Nonaccrual and restructured loans	$25,142	$23,263
As a % of loans	0.55%	0.54%
Loans over 90 days past due	$5,480	$8,319
As a % of loans	0.12%	0.19%
Other real estate owned	$4,387	$5,203
Net loan charge-offs quarter-to-date	$6,166	$6,173
As a % of average loans	0.53%	0.57%
Net loan charge-offs year-to-date	$21,697	$20,257
As a % of average loans	0.48%	0.46%

Common shares outstanding	40,430,081	40,439,607

Average Balances
Year Ended December 31

Assets	$11,108,233	$10,110,655
Loans, net of unearned interest	4,490,587	4,383,551
Securities	5,073,839	4,382,178
Deposits	8,451,966	7,584,025
Shareholders' equity	1,066,872	1,006,591

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		December 31, 2010
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 10,690,856	3,724,520	7,826,613	679,793

Colorado

UMB Bank Colorado, n. a.	1,353,403	559,621	982,566	138,460

Kansas

UMB National Bank of America	837,428	217,857	394,254	56,781

Arizona

UMB Bank Arizona, n. a.	109,023	94,574	49,457	11,120

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation Association
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investments, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC